UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37666	47-4668380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On May 23, 2016, the Board of Directors of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), elected Carlos A. Ruisanchez to the Board of Directors. Mr. Ruisanchez will hold office until the next annual meeting of stockholders (and until his successor shall have been duly elected and qualified). Mr. Ruisanchez serves as the Company’s President and Chief Financial Officer.

There are currently no arrangements or understandings between Mr. Ruisanchez and any other persons pursuant to which he was selected as a director of the Company and Mr. Ruisanchez is not a party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Mr. Ruisanchez serves on the Compliance Committee of the Board of Directors.

Mr. Ruisanchez will not receive any compensation for his service as a member of the Board of Directors. Information regarding Mr. Ruisanchez, including his employment agreement and all other previously established and disclosed plans in which he participates as an executive officer of the Company, is included in the section entitled “Management” in the Company’s Information Statement, filed as Exhibit 99.1 to the Company’s Form 10-12B/A, filed with the Securities and Exchange Commission on April 11, 2016 and is incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: May 24, 2016	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel